EXHIBIT 99.1

NEWS	Contact: Clay Williams
(713) 346-7606

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES
JOHN LAULETTA TO RETIRE AS CHAIRMAN
MERRILL A. (PETE) MILLER, JR. TO SUCCEED

HOUSTON, TX, May 18, 2005 — National Oilwell Varco, Inc. (NYSE: NOV) announced today that John F. Lauletta, Chairman of the Board of Directors, plans to retire as Chairman at the Company’s 2005 Annual Meeting of Stockholders to be held this summer. The board has also announced its intention to elect Merrill A. (Pete) Miller, Jr. as Chairman at that time. Mr. Miller will continue in his current role as President and Chief Executive Officer.

In electing Mr. Miller as Chairman, the board of directors noted that the entire board, except Mr. Miller, will consist of independent directors. Mr. Robert Beauchamp will continue serving the board as its lead independent director under the Company’s corporate governance guidelines.

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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